UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2025

Verastem, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35403	27-3269467
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Suite 500, Needham, MA	02494
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 292-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VSTM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On January 23, 2025, Verastem, Inc. (the “Company”) posted its updated corporate presentation on its website, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

As previously disclosed, in August 2023, the Company entered into a collaboration and option agreement with GenFleet Therapeutics (Shanghai), Inc. (“GenFleet”) pursuant to which GenFleet granted the Company options to obtain exclusive development and commercialization rights worldwide outside of mainland China, Hong Kong, Macau, and Taiwan for up to three oncology programs targeting RAS pathway driven cancers (the “GenFleet Options”). On January 14, 2025, the Company exercised its GenFleet Option with respect to VS-7375, an oral and selective KRAS G12D (ON/OFF) inhibitor.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Investor Presentation, dated January 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASTEM, INC.

Dated: January 23, 2025	By:	/s/ Daniel W. Paterson
Daniel W. Paterson
President and Chief Executive Officer